Exhibit 10.6
Buffalo Wild Wings®
Amendment to Area Development Agreement
THIS AMENDMENT is made and entered into by and among Buffalo Wild Wings International, Inc., an Ohio corporation (“we,” “us” or “Franchisor”), and AMC Wings, Inc., a Michigan corporation (“AMC”, “Developer” or “you). All capitalized terms not defined in this Amendment have the meanings set forth in the Area Development Agreement (defined below). To the extent that the terms of this Amendment are inconsistent with any of the terms of the Area Development Agreement, the terms of this Amendment will supersede and govern. This Amendment is effective on the date we sign below (the “Effective Date”).
RECITALS
WHEREAS, Franchisor and Developer are parties to an Area Development Agreement dated July 18, 2003, as amended December 27, 2003 and March 20, 2007 (the “ADA), pursuant to which Developer was granted the right to develop and operate eighteen (18) Buffalo Wild Wings restaurants;
WHEREAS, Developer requested the right to develop five (5) additional Buffalo Wild Wings restaurants under the ADA in the Development Territory as further specified in Section 4 below, for a total of twenty-three (23) Restaurants; and
WHEREAS, Franchisor has agreed to this request, subject to the terms and conditions hereof.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that the ADA is amended as follows:
1. Section 2.A of the ADA is deleted and replaced with the following:
“We grant to you, under the terms and conditions of this Agreement, the right to develop and operate twenty-three (23) Buffalo Wild Wings Restaurants (the “Restaurants”) within the territory described on Appendix A (“Development Territory”).”
2. Section 3.A of the ADA is amended to include the following language:
Franchisor and Developer acknowledge and agree that Developer previously paid a Development Fee in the amount of $60,000 to Franchisor on or about July 18, 2003. Franchisor and Developer further acknowledge and agree that, Developer paid a Development Fee in the amount of $40,000 on or about March 20, 2007. Franchisor and Developer further acknowledge and agree that, on or before the Effective Date of the Amendment, and in consideration of the Franchisor’s grant of rights to develop an additional five (5) Buffalo Wild Wings Restaurants, Developer shall pay to Franchisor a Development Fee applicable to these five (5) Restaurants in the amount of $25,000. Thereafter, Developer shall pay the balance of the Initial Franchise Fee for each subsequent restaurant, as noted above in this Section 3.A.

3. Appendix A attached to the ADA which contains the “Description of Development Territory” to the ADA is deleted and replaced with the following:
Territory in the Tampa, Florida area: North Boundary: Pasco County line & Hernando County Line, then eastbound on a line along Pasco County line to Sumter County Line. East Boundary: Sumter County Line/Pasco County Line southbound to Hillsborough County Line continuing south along Hillsborough County Line to Mansatee County, then continuing south along Manatee County line to Route 72. South Boundary: Route 72 westbound to Gulf of Mexico. West Boundary: Route 72 & Gulf of Mexico, then north bound along shoreline of Gulf of Mexico to Tampa Bay, then follow eastern shoreline of Tampa Bay in a NE direction to City of Tampa; follow Tampa Bay shoreline around Tampa Bay peninsula, then in a NW direction to intersection with Tampa Bay shoreline and Hillsborough County line; then northbound along Hillsborough county line to Pasco County Line eastbound to Route 41 northbound to intersection with Pasco and Hernando County line.
Territory in Pinnellas Park, Florida: North Boundary: South side of Route 688. East Boundary: Western shore Tampa Bay. South Boundary: Route 92 & western shore Tampa Bay to Roosevelt Blvd. West Boundary: Roosevelt Blvd.
Territory in St. Petersburg, Florida: South of Route 688 in St. Petersburg, Florida with Tampa Bay as east boundary and Gulf of Mexico as west boundary.
Territory in Lee County, Florida: Lee County, Florida with southern boundary stopping at Exit 128 on I-75.
City Limits: The Designated Territory shall also include the city limits of Belleville, Chesterfield, Flint, Grand Blanc, Traverse City, Petoskey, and Port Huron in the State of Michigan and the city limits of Lakeland in the State of Florida.
4. The table in Appendix B to the ADA, which contains the Development Schedule, is deleted and replaced with the following:

				Cumulative number of
		Date by Which	Date by Which the	Restaurants Required to
		Franchise	Restaurant Must be	be Open and
		Agreement Must	Opened and	Continuously Operating
		be Signed and Site	Continuously	for Business in the
		Approval Request	Operating for	Development Territory
Restaurant	Restaurant	Must be Submitted	Business in the	as of the Date in
Number	Type	to us	Territory	Preceding Column
1	Free Standing	Date of this Agreement	July 1, 2004	1
2	End Cap	August 1, 2004	July 1, 2005	2
3	End Cap	August 1, 2005	May 1, 2006	3
4	End Cap	March 1, 2006	May 1, 2007	4
5	End Cap	August 1, 2006	September 1, 2007	5
6	TBD	March 1, 2007	November 1, 2007	6
7	TBD	August 1, 2007	March 1, 2008	7
8	TBD	March 1, 2008	November 1, 2008	8
9	TBD	August 1, 2008	March 1, 2009	9
10	TBD	March 1, 2009	November 1, 2009	10
11	TBD	March 1, 2010	November 1, 2010	11
12	TBD	October 1, 2010	May 1, 2011	12
13	TBD	March 1, 2011	November 1, 2011	13
14	TBD	October 1, 2011	May 1, 2012	14
15	TBD	March 1, 2012	November 1, 2012	15
16	TBD	October 1, 2012	May 1, 2013	16
17	TBD	March 1, 2013	November 1, 2013	17
18	TBD	October 1, 2013	May 1, 2014	18
19	TBD	March 1, 2014	November 1, 2014	19
20	TBD	October 1, 2014	May 1, 2015	20
21	TBD	March 1, 2015	October 1, 2015	21
22	TBD	October 1, 2015	May 1, 2016	22
23	TBD	March 1, 2016	October 1, 2016	23

5. Effect. Except as expressly modified herein, the terms of the ADA control.
6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

DEVELOPER:		US:

AMC WINGS, INC.		BUFFALO WILD WINGS INTERNATIONAL, INC.

Date: 11/01/2007		Date: 11/05/2007

/s/ T. Michael Ansley		/s/ Sally J. Smith
By:	Diversified Restaurant Holdings, Inc.	By:	Sally J. Smith
	As Sole Shareholder of AMC Wings, Inc.		Its: President & CEO
Its: President & CEO, T. Michael Ansley

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